Certifications Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Kent E. Weaver, President (Principal Executive Officer) of The Glenmede Fund, Inc. (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kent E. Weaver
Kent E. Weaver
President
(Principal Executive Officer)
The Glenmede Fund, Inc.

Date: June 24, 2020

Christopher E. McGuire, Treasurer (Principal Financial Officer) of The Glenmede Fund, Inc. (the “Registrant”), certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Christopher E. McGuire
Christopher E. McGuire
Treasurer
(Principal Financial Officer)
The Glenmede Fund, Inc.

Date: June 24, 2020

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and are not being filed as part of the Form N-CSR with the Commission.